UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2022

NI Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Dakota	001-37973	81-2683619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 First Avenue North Fargo, North Dakota
(Address of principal executive offices)

58102
(Zip code)

(701) 298-4200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	NODK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 15, 2022, NI Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Seth Daggett, the Company’s Chief Financial Officer, relating to Mr. Daggett’s continued service as the Company’s Chief Financial Officer. The Employment Agreement includes the following terms: (1) an annual base salary of $285,000; (2) participation in any equity incentive plan and short-term performance plan generally made available to executive officers of the Company; (3) paid vacation in accordance with the policies as established from time to time by the Company and all paid holidays, sick days and personal days provided by the Company to its regular full-time employees and senior executive officers; (4) participation in or receipt of the benefits of any employee benefit plan currently in effect at the Company; and (5) reimbursement of all customary and usual expenses incurred by Mr. Daggett which are properly accounted for in accordance with the policies and procedures of the Company.

Following a termination by Mr. Daggett without Good Reason (as defined in the Employment Agreement), Mr. Daggett’s rights under the Employment Agreement shall cease as of the date of such termination, except that (i) the Company shall pay to Mr. Daggett the unpaid portion, if any, of his annual base salary through the date of termination, and (ii) the Company shall provide to Mr. Daggett’s dependents any benefits due under the Company’s employee benefit plans then in effect.

Following an involuntary termination by the Company without Cause (as defined in the Employment Agreement) or a voluntary termination by Mr. Daggett for Good Reason, Mr. Daggett will be entitled to receive (i) an amount equal to (a) his annual base salary plus (b) the average annual bonus for the preceding three calendar years, which annual amount shall be multiplied by the number of full calendar months remaining in the employment period divided by twelve, and (ii) for the remaining term of the then current Employment Period (as defined the Employment Agreement), continued participation in the benefit plans of the Company that provide health (including medical and dental) coverage on no less favorable than the most favorable terms provided to senior executives of the Company during the employment period.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
10.1	Employment Agreement between the Company and Seth C. Daggett.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NI Holdings, Inc.

Date: March 18, 2022	By:	/s/ Michael J. Alexander
Michael J. Alexander